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24-09-92

                                  Agreement

                       signed on 24-09 1992 in Warsaw
                                   between

                Pioneer Pierwsze Polskie Towarzystwo Funduszy
                    Powierniczych S.A., located in Warsaw,
                        hereafter called the Principal

                                     and

                Financial Services Limited, located in Warsaw,
                        hereafter called the Appointee

is set forth as follows:

                                  Article 1

1. The Principal appoints the Appointee to carry out administrative and accounting services on behalf and for the benefit of Pioneer First Polish Trust Fund hereafter called the "Fund".

2.     The Appointee tasks are as follows:

I) Receiving money transfer or cash for purchasing participation units in the Fund hereafter called "Units" on separate banking accounts opened and maintained in the name of the Appointee;

II) Establishing and maintaining records of Unitholders and their proxies based on the documents received from organizational units of Bank Pekao S.A., or received directly by the Appointee in its office or via the distribution network established by the Principal in cooperation with other banking and non-banking financial institutions and brokerage offices; both domestically and abroad;

III) Calculating the value of the Fund's assets, the Fund's net asset value and the net asset value per Unit in cooperation with the Bank Pekao S.A.,

IV) Issuing certificates (confirmation statements) of participation in the Fund;

V) Calculating costs of managing the Fund according to its By-laws;

VI) Transferring money collected for the purchasing of the Fund's Units to the Fund's custody account;

VII) Receiving redemption orders from Unitholders, verifying them and providing to the Principal the information on the amount of money required for redemption transactions and the number and amount of redemption transactions;

VIII) Providing relevant organizational units of Bank Pekao S.A.or other banks or entities with redemption payment instructions as directed by the Principal;


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IX) Mailing redemption confirmation statements to Unitholders;

X) Providing Unitholders with the relevant information pertaining to their participation in the Fund;

XI) Providing all relevant information to persons interested in participation in the Fund;

XII) Maintaining commissionable sales records and data register concerning the distribution network of the Fund;

XIII) Providing the Principal with all available information concerning the Fund's participants and service as may be required by the Principal for the purposes of complying by the Principal with the requirements of applicable tax and securities laws of various jurisdictions;

XIV) Providing the Principal with information regarding the Appointee's correspondence between Unitholders and the Appointee;

XV) Establishing and maintaining bank accounts in the Appointee's name for the purpose of:

- depositing money accumulated for purchases of Units
- payments in case of redemption
- payment of commissions

and making proper payments, including commissions for the Bank Pekao S.A. and other further distributors according to the Fund's By-Laws and Agreements signed by the Principal with the Bank Pekao S.A. and other distributors of Units according to the Principal's instructions;

XVI) Providing the Principal with quarterly reports outlining the performance of the Appointee's obligations arising under this agreement;

3. The Principal is obliged to provide the Appointee in writing before 1 of October 1992 with all approved procedures concerning the methodology of bookkeeping of the Pioneer First Polish Trust Fund. The Principal is also obliged to provide the Appointee with all applicable operating manuals and to deliver computer software manuals consisting of installation versions of them on magnetic media and user guides and manuals.

4. The Principal is responsible to ensure that money is available for redemption according to Appointee's timely instructions.

5. The Appointee may subcontract any services mentioned in the subparagraphs 1 and 2 to other entities. In that case, the Appointee shall be solely liable for the acts or omissions of any such entity to the same extent as the Appointee would be liable to the Principal with respect to any such act or omission hereunder.


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24-09-92

                                  Article 2

1. The Appointee shall make available to the Principal, its properly authorized auditors and other persons designated by the Principal in writing during its regular business hours, the books and computer records for reasonable audits and inspection, after reasonable advance notification to the Appointee in writing stating the time, purpose and extent of these audits and inspections. Documents mentioned above cannot be photocopied, unless otherwise agreed by the Appointee.

2. The Appointee shall not be liable for the safety of the documents delivered to persons mentioned above during such review and shall not be liable for any damages or losses caused to the Principal or other entity which would result from such delivery. The Principal shall keep confidential all information which has been obtained during the inspection and shall inform the persons reviewing the information on its behalf about the duties to keep such information confidential. In case of violation of the duties mentioned above by the persons designated by the Principal, the Principal is liable as if the action was taken by itself.

3. For purposes of this article the confidential information means: a) all documents and information related to the Appointee's activities, security procedures and data processing capabilities b) non public financial information regarding the Appointee and its affiliates, and c) any information related to the Appointee's customers and Unitholders.

4. The Principal shall inform the Appointee in writing immediately after the inspection about its results.

5. All accommodation costs related to the inspection mentioned above shall be covered by the Principal itself.

6. The Appointee may, at its discretion or upon the Principal's request, return to the Principal all books and records maintained by itself, that are no longer needed by the Appointee in the performance of its duties pursuant to this Agreement.


                                  Article 3

1. The Appointee is required to keep safe all books, reports, records and other data, and is required to protect them against any destruction or losses in accordance with the procedures prepared by the Appointee.

2. The Appointee shall maintain the insurance of books, reports, records and other data in the event of such loss or damage and shall notify the Principal about the terms of such insurance, its conditions and any changes thereof by presenting the Principal the policy of insurance, and any amendment thereto.


                                  Article 4

1. The Appointee shall be carrying out the provisions of this Agreement with proper care. The Appointee shall be responsible for any losses or damages resulting from willful default, gross negligence or reckless disregard.



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2. The Appointee shall not be liable for any non-performance or failure to perform properly its obligations under this Agreement, if any such non performance or failure to perform properly is caused by circumstances which cannot be predicted or prevented (such circumstances are hereinafter called "Force Majeure").
For purposes of this Agreement, it is agreed that Force Majeure includes, among others: war, insurrection flood, fire, legal acts, strikes and decisions of authorities. When the Appointee determines that it is unable to fulfill its obligations hereunder by reasons of Force Majeure, it will, if possible, immediately notify the Principal by either fax or telex or express mail, and upon request, to the extent it is possible, will submit to the Principal a certificate issued by Polish authorities attesting to that event. The Appointee will inform the Principal in writing when the Force Majeure ceases to exist and will immediately resume the performance of its obligations under the Agreement.


                                  Article 5

The Appointee is required to keep confidential and to not disclose to any third party the information received from the Principal or Unitholder for the purpose to carry out this agreement except the information that:

a) will be used by the Principal in the prospectus or in other information materials prepared by the Principal or by the Appointee according to Principal's instruction;

b) is required by a Polish court or by Polish government authorities.


                                  Article 6

1. The Appointee, in agreement with the Principal, shall be entitled to seek advice of the Principal's legal advisor with respect to the Appointee's responsibilities and duties hereunder and shall in no event be liable to the Principal for any action or omission taken pursuant to such advice and the Principal shall cover all costs of such legal advice.

2. The Appointee shall not be entitled to use the right said above if the rendering of such advice to the Appointee would result in a conflict of interest.


                                  Article 7

1. The Appointee is required to take action hereunder at its discretion or pursuant to proper instructions from the Principal or the person designated and authorized by the Principal.

2. For purposes of this Agreement the "instruction" shall mean a request of the Appointee to perform within the scope of this Agreement made by the Principal or an authorized person designated by the Principal to make such request.

3. Instructions shall be delivered in writing only. Instructions may be conveyed by telephone and followed by a confirmation in writing.

4. The Principal shall deliver a list of persons authorized to give instructions.


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24-09-92


5. All instructions received in writing by the Appointee from the Principal or persons authorized by the Principal to give instructions are assumed by the Appointee at the time of their receipt to be consistent with Polish law, the Statute of the Principal, its By-laws and the Fund's By-Laws.

6. The Principal shall be liable to the Appointee for losses or damages resulting from carrying out the performance of the instruction received by the Appointee, as long as the Appointee has carried out the instructions without willful default, negligence or reckless disregard.

7. In the event that Appointee shall be made a party to any action brought by a third party resulting from its action or omission based on received instructions from the Principal, the Principal shall be required pursuant to article 7 section 6 to indemnify the Appointee. The Principal shall cover legal processing and other costs related to performing court's verdict.

The Appointee may in no event confess any claim or make any compromise in any case in which the Principal will be asked to indemnify the Appointee, except with the Principal's prior written consent.


                                  Article 8

The Appointee shall open and maintain on behalf of the Principal and at the direction of the Principal, accounts referred to in article 1, section 2, subsection XV. Moreover, the Appointee may open and maintain other accounts at the direction or in agreement with the Principal into which money will be deposited, if opening and maintaining such accounts is necessary to perform services contemplated by this Agreement.


                                  Article 9

1. For the services rendered in accordance with Article 1, the Appointee will receive from the Principal the following compensation and reimbursement:

I) For establishing and maintaining records for each open new ownership position in the Fund a monthly fee of 15,000 Polish zloties; such fee to be paid monthly.

II) For services associated with the Fund accounting function of the Appointee the monthly fee of 2000 U.S. Dollars paid in Polish zloties calculated on the basis of the average buy and sell exchange rate of the National Bank of Poland on the day of payment. Such fee to be paid monthly.

III) In addition the Principal shall reimburse the Appointee monthly for out-of-pocket expenses, such as postage forms, envelops, checks and "outside" mailings;

IV) Both parties agree that the terms and fee amount mentioned above should be reviewed after twelve months from July 1, 1992 or earlier, upon request of the Appointee in the event of a significant change in the economic and/or financial situation in Poland. The Principal agrees to enter into a good faith discussion with the Appointee concerning the establishment of the Appointee's fees for services rendered under this agreement ensuring its self financing.


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2. The payments referred to in item 1 above will be made by a money transfer into the Appointee's account or by a certified check or cash at a Bank designated by the Appointee within seven days from the date of the invoice.


                                  Article 10

1. Both parties undertake to cooperate daily in performing their respective obligations under this Agreement in order to ensure the effective implementation hereof.

2. All disputes which may arise under this Agreement shall be resolved by carbitration, with each of the parties appointing one arbitrator and the two arbitrators so appointed choosing unanimously the third arbitrator.

3. If within three months from the submission of a dispute for arbitration neither the arbitrators could resolve the dispute nor the parties could settle it, the dispute shall be brought before the Court of Arbitration at the Polish Economic Chamber in Warsaw, Poland where the governing law shall be the Polish law and all proceedings before it shall be conducted in Polish according to the court's procedures.

                                  Article 11

The Agreement is signed for an unspecified period of time. The Agreement shall become effective the (Effective Date) after it has been signed by both parties.

                                  Article 12

1. Either party may terminate this Agreement. Both parties agree not to terminate this agreement before 10 years have elapsed from its effective date. After 10 years from the effective date hereof this agreement may be terminated at any time by giving six months, prior written notice to the other party.

2. After the date of notification or termination of this Agreement as long as the Appointee shall perform its obligation pursuant to this Agreement, all provisions shall continue in full force and effect.

                                  Article 13

1. The Principal is required to furnish to the Appointee, prior to the Effective Date, the following documents:
a) two copies of the statute of the Principal;
b) two copies of the Fund's by-laws with amendments, if any, approved by the Polish Securities Commission;
c) two copies of the current prospectus of the Fund;
d) two copies of a list containing the names of members of the Supervisory and Management Boards of the Principal, and the list of persons authorized and designated by the Principal to give instructions to the Appointee;
e) two copies of each of the Custodian, Distribution and Brokerage Services Agreements which were concluded by the Principal with the Bank Pekao S.A.



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2. In case of any changes in the Fund's By-laws, the Principal is to immediately provide the Appointee with the revised version of the By-laws approved by the Polish Securities Commission.

3. The duties of the Principal referred to in section 1 shall also be performed after the Effective Date.

                                  Article 14

This Agreement cannot be amended and changed unless agreed in writing by both parties; otherwise any such amendment is null and void.

                                  Article 15

The Polish law shall apply to all matters arising from the implementation and interpretation of this Agreement.
All matters not expressly provided for in this Agreement shall be governed by the Polish law.

                                  Article 16

The Agreement to be signed in four copies, two in Polish and two in English. Both parties shall receive one copy of the Agreement in English and one in Polish. Both language versions are equally valid. In proceedings before Polish courts and other Polish authorities, the Polish version of this Agreement will be the sole version used.

                      Signed on behalf of the Principal:


/s/ William H. Smith Jr.                                  /s/ James L. Spencer
--------------------                                      -------------------
William H. Smith, Jr.                                     James L. Spencer
President                                                 Vice President


                      Signed on behalf of the Appointee:

/s/ Andre Szkutnik                                        /s/ Leszek Baginski
--------------------                                      -------------------
Andre Szkutnik                                            Leszek Baginski
President                                                 Vice President